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                                                                Exhibit 99.14(a)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus of the Delaware Dividend Income Fund dated March 30, 2005, "Financial Statements" in the Statement of Additional Information of the Delaware Dividend Income Fund dated March 30, 2005, and to the use of our report dated January 14, 2005, included in the 2004 Annual Report to shareholders of the Delaware Dividend Income Fund, included or incorporated by reference in this Registration Statement (Form N-14) of Delaware Group Equity Funds V.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 4, 2005